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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 27, 1997 (except with respect to Note 16, as to which the date is October 31, 1997) on Physician Sales & Service, Inc.'s consolidated financial statements included in the Company's Form S-4 filed on November 6, 1997, and to all references to our Firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Jacksonville, Florida
October 31, 1997